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                                  POWER OF ATTORNEY
                          DOBSON COMMUNICATIONS CORPORATION

          We, the undersigned officers and directors of Dobson Communications Corporation (hereinafter, the "Company"), hereby severally constitute Everett
R. Dobson, Stephen T. Dobson and Bruce R. Knooihuizen and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, one or more Registration Statements on Form S-4, and any amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933 shares of the Company's 12 1/4% Senior Exchangeable Preferred Stock Mandatorily Redeemable due 2008, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          DATED this 29th day of January, 1999.

                                   DOBSON COMMUNICATIONS CORPORATION


                              By:  /S/EVERETT R. DOBSON
                                   -----------------------------------------
                                   Everett R. Dobson, CHAIRMAN OF THE BOARD,
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of January, 1999.

     Name                                                  Title
     ----                                                  -----

     /S/EVERETT R. DOBSON               Chairman of the Board, President and
------------------------------          Chief Executive Officer and
     Everett R. Dobson                  Director (Principal Executive Officer)


     /S/ BRUCE R. KNOOIHUIZEN           Vice President and Chief Financial
------------------------------          Officer (Principal Financial Officer)
     Bruce R. Knooihuizen


     /S/ TRENT LEFORCE                  Corporate Controller (Principal
------------------------------          Accounting Officer)
     Trent LeForce


     /S/ STEPHEN T. DOBSON              Director
------------------------------
     Stephen T. Dobson


     /S/ RUSSELL L. DOBSON              Director
------------------------------
     Russell L. Dobson


     /S/ JUSTIN L. JASCHKE              Director
------------------------------
     Justin L. Jaschke


     /S/ ALBERT H. PHARIS, JR.          Director
------------------------------
     Albert H. Pharis, Jr.


     /S/ DANA L. SCHMALTZ               Director
------------------------------
     Dana L. Schmaltz